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                                                                    EXHIBIT 1.01

                                                                  EXECUTION COPY


                          NORTHERN STATES POWER COMPANY
                            (a Minnesota corporation)


                             UNDERWRITING AGREEMENT

             2.875% FIRST MORTGAGE BONDS, SERIES DUE AUGUST 1, 2006 4.750% FIRST MORTGAGE BONDS, SERIES DUE AUGUST 1, 2010

                                                                  August 4, 2003

Barclays Capital Inc.
J.P. Morgan Securities Inc.
As Representatives of the Underwriters
  named in Schedule II hereto

c/o Barclays Capital Inc.
200 Park Avenue
New York, New York  10166

and

c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

Dear Sirs:

         Northern States Power Company, a Minnesota corporation (the "Company"), proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), its First Mortgage Bonds of the designations, with the terms and in the aggregate principal amounts specified in Schedule I hereto (the "Bonds") to be issued under its Trust Indenture, dated as of February 1, 1937, from the Company to BNY Midwest Trust Company, as successor trustee (the "Trustee"), as previously amended, supplemented and restated and as to be amended and supplemented by a supplemental indenture relating to the Bonds (such Trust Indenture as so supplemented, amended and restated being hereinafter referred to as the "Indenture"). If the firm or firms listed in Schedule II hereto include only the firm or firms listed above, then the terms "Underwriters" and "Representatives," as used herein, shall each be deemed to refer to such firm or firms.

         1. Representations and Warranties by the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

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         (a) The Company meets the requirements for use of Form S-3 under the
Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form, including a prospectus, for the registration under the Act of the Bonds, which registration statement has become effective. Such registration statement and prospectus may have been amended or supplemented from time to time prior to the date of this Agreement. Any such amendment or supplement was filed with the Commission and any such amendment has become effective. Each prospectus used before the registration statement became effective, and any prospectus or prospectus supplement that omitted the offering terms that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus". The Company will file with the Commission a prospectus supplement (the "Prospectus Supplement") relating to the Bonds pursuant to Rule 424 under the Act. Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein which were filed with the Commission on or prior to the date of this Agreement have been delivered to you and copies of the Prospectus Supplement will be delivered to you promptly after it is filed with the Commission. Such registration statement, as amended prior to the date of this Agreement, and such prospectus, as amended and supplemented prior to the date of this Agreement and as supplemented by the Prospectus Supplement, are hereinafter called the "Registration Statement" and the "Prospectus", respectively. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement and, if the Company files any document pursuant to the Exchange Act after the date of this Agreement and prior to the termination of the offering of the Bonds by the Underwriters, which documents are deemed to be incorporated by reference into the Prospectus, such filing shall constitute an amendment or supplement to the Prospectus and the term "Prospectus" shall refer also to said prospectus as supplemented by the documents so filed from and after the time said documents are filed with the Commission. There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement or any documents incorporated by reference therein by the Act, the Exchange Act or the rules and regulations thereunder which have not been so filed.

(b) No order preventing or suspending the use of the Prospectus or the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; the Registration Statement, at the date of this Agreement, complied in all material respects with the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder and did not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, at the time the Prospectus Supplement is filed with the Commission and at the Closing Date (as hereinafter defined), the Prospectus will comply in all material respects with the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (B) the information contained in or omitted from the Registration Statement or the



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Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the Registration Statement or Prospectus. Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the Act, complied when so filed in all material respects with the rules under the Act, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any documents so filed and incorporated by reference subsequent to the date of this Agreement will, when they are filed with the Commission, conform in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder; and none of such documents include or will include any untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading.

         (d) Deloitte & Touche LLP, which audited the consolidated financial statements and the related financial statement schedule as of and for the year ended December 31, 2002, and Arthur Andersen LLP, which audited the consolidated financial statements and the related financial statement schedule as of and for the years ended December 31, 2001 and December 31, 2000, each of which are incorporated by reference in the Registration Statement and Prospectus from the Company's Annual Report on Form 10-K for the year ended December 31, 2002, are independent auditors as required by the Act and the rules and regulations of the Commission thereunder.

         (e) The financial statements of the Company and its consolidated subsidiaries filed as a part of or incorporated by reference in the Registration Statement or Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and fairly present the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in financial position for the periods specified, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as disclosed in such financial statements.

         (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota with due corporate authority to carry on the business in which it is engaged and to own and operate the properties used by it in such business, as described in the Prospectus; the Company is qualified to do business as a foreign corporation and is in good standing under the laws of the States of North Dakota and South Dakota; and the Company is not required by the nature of its business to be licensed or qualified as a foreign corporation in any other state or jurisdiction; and, except as set forth in the Prospectus Supplement, the Company has all material licenses and approvals required at the date hereof to conduct its business.



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         (g) The Company has no subsidiaries which would be deemed significant subsidiaries under Regulation S-X.

         (h) Except as disclosed in the Prospectus, all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

         (i) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or action, order or decree of any court, arbitrator or governmental or regulatory authority, otherwise than as set forth or contemplated in the Prospectus Supplement; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus Supplement, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, which are material to the Company and its subsidiaries, and there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, business, financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus Supplement.

         (j) Neither the execution and delivery of this Agreement and the Indenture, the issuance and delivery of the Bonds, the consummation of the transactions herein contemplated, the fulfillment of the terms hereof, nor compliance with the terms and provisions of this Agreement, the Bonds and the Indenture will conflict with, or result in the breach of, any of the terms, provisions or conditions of the Articles of Incorporation, as amended, or by-laws of the Company, or conflict with, or result in the breach or violation of any of the terms or provisions of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance (other than the lien of the Indenture) upon any property or assets of the Company pursuant to, any indenture, deed of trust, loan agreement or other contract, agreement or instrument to which the Company is a party or in which the Company has a beneficial interest or by which the Company is bound or result in the violation of any law, statute, order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or over its properties.

         (k) The Company has full right, power and authority to execute and deliver this Agreement, the Bonds and the Indenture and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement, the Bonds and the Indenture and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.



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         (l) The Bonds have been duly authorized for issuance and sale pursuant to this Agreement and, when executed and authenticated in accordance with the Indenture and delivered and paid for as provided herein, will be duly issued and will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency and other laws affecting enforcement of creditors' rights, and will be entitled to the benefits of the Indenture which will be substantially in the form heretofore delivered to you.

         (m) The Indenture has been duly and validly authorized by the Company and has been duly qualified under the Trust Indenture Act and, when duly executed and delivered by the Company, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights.

         (n) This Agreement has been duly authorized, executed and delivered by the Company.

         (o) Each of the Indenture and the Bonds conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

         (p) The Minnesota Public Utilities Commission (the "MPUC") has issued its order approving the Company's capital structure which order authorizes the issuance of the Bonds, and no other approval of any regulatory public body, state or federal, and no current approval, authorization or order of, or filing or registration with, any court having jurisdiction over the Company, is, or will be at the Closing Date (as hereinafter defined), necessary in connection with the issuance and sale of the Bonds pursuant to this Agreement or the execution, delivery and performance of this Agreement and the Indenture, other than approvals that may be required under state securities laws.

         (q) The Company has good and valid title to all real and fixed property and leasehold rights described or enumerated in the Indenture (except such properties as have been released from the lien thereof in accordance with the terms thereof) and title to all personal property owned by it, subject only to taxes and assessments not yet delinquent, the lien of the Indenture, as to parts of the Company's property, certain easements, conditions, restrictions, leases, and similar encumbrances which do not affect the Company's use of such property in the usual course of its business, certain minor defects in titles which are not material, defects in titles to certain properties which are not essential to the Company's business and mechanics' lien claims being contested or not of record or for the satisfaction or discharge of which adequate provision has been made by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

         (r) Other than as set forth or contemplated in the Prospectus as of the date hereof, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would



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individually or in the aggregate have a material adverse effect on the business, consolidated financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act to be described in the Prospectus that are not so described.

         (s) The Company is not and, after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         (t) Except as set forth in the Prospectus Supplement, the Company and its subsidiaries (A) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective business and (C) are in compliance with all terms and conditions of any such permits, licenses or approvals, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the business, consolidated financial position, stockholder's equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

         (u) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

         (v) No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers, affiliates, customers or suppliers of the Company, on the other hand, which would be material to a potential purchaser of the Bonds and that is not described in the Prospectus.

         (w) No labor disturbance by or dispute with the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a material adverse effect on the business, consolidated financial position, stockholders' equity, results of operations or prospects of the Company.

         (x) The Company and its subsidiaries are in compliance in all material respects with all presently and then applicable provisions of the Employee Retirement Income Security Act of



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1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and the Company does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) the accumulated funding deficiency rules under Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred whether by action or by failure to act, which might reasonably be expected to cause the loss of such qualification.

         (y) The Company is in compliance in all respects with (i) all presently applicable provisions of the Occupational Safety and Health Act of 1970, as amended, including all applicable regulations thereunder and (ii) all presently applicable state and local laws and regulations relating to the safety of its operations, in each case with such exceptions as would not reasonably be expected to have a material adverse effect on the business, consolidated financial position, stockholders' equity, results of operations or prospects of the Company.

         (z) The Company, either directly or through its parent, has filed all federal and all material state and local income and franchise tax returns required to be filed through the date hereof, other than those filings being contested in good faith. The Company, either directly or through its parent, has paid all taxes of which it has notice are due thereon, other than those being contested in good faith and for which adequate reserves have been provided to the extent required or those currently payable without penalty or interest or as would not have a material adverse effect on the business, consolidated financial position, stockholders' equity, results of operations or prospects of the Company, and no tax deficiency has been determined adversely to the Company which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, might be reasonably expected to have, a material adverse effect on the business, consolidated financial position, stockholders' equity, results of operations or prospects of the Company.

         (aa) Since the date as of which information is given in the Prospectus Supplement through the Closing Date, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities (other than shares issued upon exercise of stock options) or (ii) declared or paid any dividend on its capital stock, and the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business or (ii) entered into any material transaction not in the ordinary course of business.

         (bb) Each of the Company and, with respect to clause (ii), its subsidiaries (i) is not in violation of the Company's Articles of Incorporation, as amended, or by-laws, (ii) is not in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is not in violation in any material respect of



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any law, ordinance, governmental rule, regulation or court decree to which the
Company or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and (iii), for defaults, events of default, violations and failures which do not or would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, consolidated financial position, stockholders' equity, results of operations or prospects of the Company.

         (cc) The Company is not a "holding company" under the Public Utilities Holding Company Act of 1935, as amended ("PUHCA"), but the Company is a "subsidiary company" and an "affiliate" of a "holding company," Xcel Energy Inc., which is registered under Section 5 of the PUHCA, and as such the Company is subject to regulation under the PUHCA as a "subsidiary" and an "affiliate" of Xcel Energy Inc.

         (dd) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which is designed to or which has constituted or which might reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Bonds.

         (ee) The Company has operated as a business entity separate and distinct in all relevant respects from Xcel Energy Inc. and NRG Energy Inc. such that the Company believes there exists no reasonable basis for a substantive consolidation of the Company with either Xcel Energy Inc. or NRG Energy Inc. in the event of a bankruptcy proceeding with respect to either of such persons.

         (ff) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

         (gg) As of the date hereof, the amount of net permanent additions available for the issuance of additional first mortgage bonds by the Company is $1,804,000,000 and the aggregate principal amount of additional first mortgage bonds that could be issued on the basis of permanent additions under the Indenture is $1,082,000,000. $625,000,000 of the net permanent additions available for the issuance of additional first mortgage bonds will be used to authenticate the Bonds in the aggregate principal amount of $375,000,000.

         2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Representatives and each other Underwriter, and the Representatives and each other Underwriter agree, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the respective principal amounts of the Bonds set forth opposite their respective names in Schedule II hereto.

         3. Delivery and Payment. Delivery of and payment for the Bonds shall be made at the place, date and time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company (such date and time being herein



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called the "Closing Date"). Delivery of the Bonds shall be made to the
Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company in federal (same day) funds. The Bonds will be delivered in definitive registered form except that, if for any reason the Company is unable to deliver the Bonds in definitive form, the Company reserves the right, as provided in the Indenture, to make delivery in temporary form. Any Bonds delivered in temporary form will be exchangeable without charge for Bonds in definitive form. Unless otherwise indicated on
Schedule I, the Bonds will be registered in the name of Cede & Co., as nominee of The Depository Trust Company and in the principal amounts set forth in
Schedule II hereto. The Bonds will be made available to the Representatives for checking in New York, New York, not later than 2:00 p.m., New York City time, on the business day preceding the Closing Date.

         4. Agreements. The Company agrees with the several Underwriters that:

         (a) The Company will cause the Prospectus Supplement, in a form approved by the Representatives, to be filed pursuant to Rule 424(b) under the Act and will notify the Representatives promptly of such filing. During the period for which a prospectus relating to the Bonds is required to be delivered under the Act, the Company will promptly advise the Representatives (i) when any amendment to the Registration Statement shall have become effective, (ii) when any subsequent supplement to the Prospectus (including documents deemed to be incorporated by reference into the Prospectus) has been filed, (iii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceedings for that purpose. During the period for which a prospectus relating to the Bonds is required to be delivered under the Act, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus (including documents deemed to be incorporated by reference into the Prospectus) unless the Company has furnished to the Representatives a copy for your review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

         (b) If, at any time when a prospectus relating to the Bonds is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations of the Commission thereunder, the Company promptly, subject to paragraph (a) of this Section 4, will prepare and file an amendment or supplement to the Prospectus with the Commission, and furnish to the Underwriters a reasonable number of copies thereof, or will make a filing with the Commission pursuant to Section 13 or 14 of the Exchange Act, which will correct such statement or omission or will effect such compliance.



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         (c) The Company will make generally available to its security holders and to the Representatives a consolidated earnings statement (which need not be audited) of the Company, for a twelve-month period beginning after the date of the Prospectus Supplement filed pursuant to Rule 424(b) under the Act, as soon as is reasonably practicable after the end of such period, but in any event no later than eighteen months after the "effective date of the Registration Statement" (as defined in Rule 158(c) under the Act), which will satisfy the provision of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company, Rule 158).

         (d) The Company will furnish to each of the Representatives a signed copy of the Registration Statement as originally filed and of each amendment thereto, including the Form T -1 and all powers of attorney, consents and exhibits filed therewith (other than exhibits incorporated by reference), and will deliver to the Representatives conformed copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, all amendments of and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request.

         (e) The Company will furnish such information, execute such instruments and take such action as may be required to qualify the Bonds for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Bonds; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

         (f) So long as the Bonds are outstanding, the Company will furnish (or cause to be furnished) to each of the Representatives, upon request, copies of
(i) all reports to stockholders of the Company and (ii) all reports and financial statements filed with the Commission or any national securities exchange.

         (g) During the period beginning from the date of this Agreement and continuing to the Closing Date, the Company will not offer, sell, or otherwise dispose of any debt securities of the Company (except under prior contractual commitments which have been disclosed to you), without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

         (h) The Company will obtain prior to the issuance of the Bonds all regulatory and governmental approvals necessary for the issuance of the Bonds, including, without limitation, any required orders or consents of the MPUC or under PUHCA pertaining to the capital structure of the Company.

         (i) The Company will take such steps as shall be necessary to ensure that the Company shall not become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.



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         (j) In connection with the offering of the Bonds, until the
Underwriters shall have notified the Company and the other Underwriters of the completion of the sale of the Bonds, the Company will not, and will use its best efforts to cause its controlled affiliates not to, either alone or with one or more other persons (A) bid for or purchase for any account in which it or any such affiliate has a beneficial interest any Bonds or attempt to induce any person to purchase any Bonds, or (B) make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Bonds.

         (k) The Company will not take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Bonds.

         (l) The Company will use the proceeds from the sale of the Bonds for only the purposes described in the Prospectus and, without limiting the generality of the foregoing, will not use any such proceeds to make loans to any affiliate of the Company or for any purpose that would cause the issuance of the Bonds not to qualify for exemption under PUHCA Rule 52.

         5. Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of the Bonds to the Underwriters, all fees and expenses of the Company's counsel and accountants, all costs and expenses incident to the preparation, printing, filing and distribution of the Registration Statement (including all exhibits thereto), the preliminary prospectus, the Prospectus (including all documents incorporated by reference therein) and any amendments thereof or supplements thereto, all costs and expenses (including fees and expenses of counsel) incurred in connection with "blue sky" qualifications, the determination of the legality of the Bonds for investment by institutional investors and the rating of the Bonds, all costs and expenses of the printing and distribution of all documents in connection with this underwriting, the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties) and all expenses and application fees incurred in connection with any filing with, and clearance of any offering by, the National Association of Securities Dealers, Inc. Except as provided in this Section 5 and Section 8 hereof, the Underwriters will pay all their own costs and expenses, including the fees of their counsel and any advertising expenses in connection with any offer they may make.

         6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Bonds shall be subject, in the discretion of the Representatives, to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of Company officers on and as of the Closing Date made in any certificates given pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) The Prospectus Supplement relating to the Bonds shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction.

         (b) The Representatives shall be furnished with opinions, dated the Closing Date, of Gary R. Johnson, Vice President and General Counsel of the Company, substantially in the form included as Exhibit A, and Jones Day, Chicago, Illinois, counsel for the Company, substantially in the form included as Exhibit B.

         (c) The Representatives shall have received from Simpson Thacher & Bartlett LLP, New York, New York, counsel for the Underwriters, such opinion or opinions dated the Closing Date with respect to this Agreement, the validity of the Indenture, the Bonds, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (d) The Company shall have furnished to the Representatives a certificate of the President or any Vice President of the Company, dated the Closing Date, as to the matters set forth in clause (a) and (h) of this Section 6 and to the further effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

                  (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) there has been no material adverse change in the condition of the Company and its subsidiaries taken as a whole, financial or otherwise, or in the earnings, affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, from that set forth or contemplated by the Registration Statement or Prospectus Supplement; and

                  (iii) (A) as of the date of the Prospectus and as of the Closing Date, the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading and
         (B) since the date of the Prospectus no event has occurred which should have been set forth, in light of the circumstances, in a supplement or amendment to the Prospectus.

         (e) The Representatives shall have received letters from Deloitte & Touche LLP, independent public accountants for the Company (dated the date of this Agreement and Closing Date, respectively, and in form and substance satisfactory to the Representatives) advising that (i) they are independent public accountants as required by the Act and published rules and regulations of the Commission thereunder, (ii) in their opinion, the consolidated financial statements and supplemental schedules for the year ended December 31, 2002 included or incorporated by reference in the Registration Statement or Prospectus and covered by their opinion filed with the Commission under Section 13 of the Exchange Act comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations of the Commission thereunder, (iii) that they have performed limited procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company, a reading of the minutes of meetings of the Board of Directors, committees thereof, and of the Shareholder of the Company since the date of the most recent audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that: (a) any material modifications should be made to any unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement or Prospectus for them to be in conformity with generally accepted accounting principles or any unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement or Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the rules and regulations of the Commission applicable to Form 10-Q; (b) with respect to the period subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus and except as set forth in or contemplated by the Registration Statement or Prospectus, there were any changes, at a specified date not more than three business days prior to the date of the letter, in the capital stock of the Company, increases in long-term debt or decreases in stockholders' equity or net current assets of the Company and its consolidated subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Prospectus, or for the period from the date of the most recent financial statements included or incorporated by reference in the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in operating revenues, operating income or net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and (iv) they have carried out specified procedures performed for the purpose of comparing certain specified financial information and percentages (which is limited to financial information derived from general accounting records of the Company or, to the extent not so derived, from schedules prepared by Company officers responsible for such accounting records) included or incorporated by reference in the Registration Statement and Prospectus with indicated amounts in the financial statements or accounting records of the Company and (excluding any questions of legal interpretation) have found such information and percentages to be in agreement with the relevant accounting and financial information of the Company referred to in such letter in the description of the procedures performed by them.

         (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change or decrease specified in the letter or letters referred to in paragraph
(e) of this Section 6 which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated by the Prospectus.

         (g) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Bonds or any other debt securities or preferred stock of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Bonds or of any other debt securities or preferred stock of or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading).

         (h) Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 1(i) shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Bonds on the terms and in the manner contemplated by this Agreement and the Prospectus.

         (i) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or action, order or decree of any court, arbitrator or governmental or regulatory authority, otherwise than as set forth or contemplated in the Prospectus Supplement, and
(ii) since the date of this Agreement, neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, which are material to the Company and its subsidiaries, and there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, business, financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiaries otherwise than as set forth or contemplated in the Prospectus Supplement, the effect of which, in any such case described in clause (i) or (ii) is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Bonds on the terms and in the manner contemplated by this Agreement and the Prospectus.

         (j) No Representative shall have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which in the opinion of counsel for the Underwriters is material or omits to state a fact which in the opinion of counsel for the Underwriters is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Bonds; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Bonds.

         (l) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Indenture and this Agreement and the transactions contemplated hereby shall be reasonably satisfactory to counsel to the Underwriters, and prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as they may reasonably request.

         (m) The Company and Trustee shall have entered into the supplemental Indenture relating to the Bonds, and the Representatives shall have received counterparts, conformed as executed thereof, and the Bonds shall have been duly executed and delivered by the Company and authenticated by the Trustee.

         If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

         7. Conditions of Company's Obligations. The obligations of the Company to sell and deliver the Bonds are subject to the following conditions:

                  (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, threatened.

                  (b) The order of the Minnesota Public Utilities Commission referred to in Section 1(p) hereof shall be in full force and effect.

         If any of the conditions specified in this Section 7 shall not have been fulfilled, this Agreement and all obligations of the Company hereunder may be cancelled on or at any time prior to the Closing Date by the Company. Notice of such cancellation shall be given to the Underwriters in writing or by telephone or facsimile transmission confirmed in writing.

         8. Reimbursement of Underwriters' Expenses. If the sale of the Bonds provided for herein is not consummated (i) because this Agreement is terminated pursuant to Section 11 or (ii) because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Bonds, including the reasonable fees and disbursements of counsel for the Underwriters.

         9. Indemnification.

         (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein; provided, that with respect to any such untrue statement in or omission from any preliminary prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Underwriter or its affiliates, directors and officers and each person, if any, who controls such Underwriter to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Underwriter and any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both (i) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of the Bonds to such person and (ii) the untrue statement in or omission from such preliminary prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with the provisions of Section 4 hereof.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, it being understood and agreed that the only such information consists of the information identified in Section 9(g) hereof as being provided by the Underwriters.

         (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person, which may be counsel to the Indemnifying Person, to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

         (d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Bonds or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Bonds and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Bonds. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Bonds exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

         (f) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

         (g) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the offering of the Bonds by the Underwriters set forth in the third, sixth (other than the last sentence thereof), seventh, tenth and eleventh (other than the first sentence thereof) paragraphs in the section entitled "Underwriting" in the Prospectus Supplement are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Prospectus Supplement.


         10. Default by an Underwriter.

         (a) If any Underwriter shall default in its obligation to purchase the Bonds which it has agreed to purchase hereunder (in this Section called the "Unpurchased Bonds"), the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Unpurchased Bonds on the terms contained herein. If within 36 hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Unpurchased Bonds, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Unpurchased Bonds on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Unpurchased Bonds, or the Company notifies the Representatives that it has so arranged for the purchase of such Unpurchased Bonds, the Representatives or the Company shall have the right to postpone the Closing Date for such Unpurchased Bonds for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Unpurchased Bonds.

         (b) If, after giving effect to any arrangements for the purchase of the Unpurchased Bonds of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Unpurchased Bonds which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Bonds, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Bonds which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Bonds which such Underwriter agreed to purchase hereunder) of the Unpurchased Bonds of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Unpurchased Bonds of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Unpurchased Bonds which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Bonds, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Unpurchased Bonds of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for all Bonds, if prior to such time (i) trading shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market, (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or
(iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Bonds on the terms and in the manner contemplated by this Agreement and the Prospectus.

         12. Representations and Indemnities to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons within the meaning of the Act, and will survive delivery of and payment for the Bonds. The provisions of Sections 5, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

         13. Notices. All communications hereunder will be in writing and, if sent to the Representatives, will be mailed, delivered or transmitted and confirmed to them at their address set forth in this Agreement or, if sent to the Company, will be mailed, delivered or transmitted and confirmed to it at 414 Nicollet Mall, Minneapolis, Minnesota 55401, attention Secretary (Fax:
612-215-4580). All communications shall take effect at the time of receipt thereof.

         14. Persons Entitled to Benefit of Agreement. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in
Section 9 hereof, and the affiliates of each Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Bonds from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

         15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         16. Counterparts. This Agreement may be executed in counterparts, all of which, taken together, shall constitute a single agreement among the parties to such counterparts.

         17. Representation of the Underwriters. The Representatives represent and warrant to the Company that they are authorized to act as the representatives of the Underwriters in connection with this financing and that the Representatives' execution and delivery of this Agreement and any action under this Agreement taken by such Representatives will be binding upon all Underwriters.

         18. Amendment and Waiver. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         19. Other. Time shall be of the essence for all purposes of this Agreement. As used herein, "business day" shall mean any day other than a day on which banks are permitted or required to be closed in New York City.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                                              Very truly yours,

                                              NORTHERN STATES POWER COMPANY

                                              By: /s/ Richard C. Kelly
                                                  ------------------------------
                                                  Richard C. Kelly
                                                  Vice President & CFO

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.


BARCLAYS CAPITAL INC.
J.P. MORGAN SECURITIES INC.

By: BARCLAYS CAPITAL INC.

By: /s/ Pamela Kendall
    -------------------------------------

    For itself and as Representative of
    the several Underwriters, if any, named
    in Schedule II to the foregoing Agreement.

By: J.P. MORGAN SECURITIES INC.

By: /s/ Stephen L. Sheiner
    -------------------------------------
    Name:  Stephen L. Sheiner
    Title:  Vice President

    For itself and as Representative of
    the several Underwriters, if any, named
    in Schedule II to the foregoing Agreement.

                                   SCHEDULE I


Underwriting Agreement dated August 4, 2003

Registration Statement No. 333-59098

Representatives and Addresses:

                  Barclays Capital Inc.
                  200 Park Avenue
                  New York, New York  10166

                  J.P. Morgan Securities Inc.
                  270 Park Avenue
                  New York, New York  10017

Bonds:

         Designation: 2.875% First Mortgage Bonds, Series due August 1, 2006
                      ("Series 2006")
                      4.750% First Mortgage Bonds, Series due August 1, 2010 ("Series 2010")

         Principal Amount: Series 2006:  $200,000,000
                           Series 2010:  $175,000,000

         Supplemental Indenture dated as of:       August 1, 2003

         Date of Maturity: Series 2006:  August 1, 2006
                           Series 2010:  August 1, 2010

         Interest Rate:    Series 2006: 2.875% per annum, payable February 1 and
                           August 1 of each year, commencing February 1, 2004.
                           Series 2010: 4.750% per annum, payable February 1 and
                           August 1 of each year, commencing February 1, 2004.

         Purchase Price:   Series 2006: 99.534% of the principal amount thereof,
                           plus accrued interest from August 8, 2003 to the date of payment and delivery.
                           Series 2010: 99.118% of the principal amount thereof, plus accrued interest from August 8, 2003 to the date of payment and delivery.

         Public Offering Price: Series 2006: 99.884% of the principal amount thereof, plus accrued interest from August 8, 2003] to the date of payment and delivery.

                                Series 2010: 99.743% of the principal amount thereof, plus accrued interest from August 8, 2003 to the date of payment and delivery.

         Payment to be made in federal (same day) funds.  Yes

         Closing Date and Location: August 8, 2003, New York, New York.

         Office for Delivery, Payment and Checking of Bonds:

                  Simpson Thacher & Bartlett LLP
                  425 Lexington Avenue
                  New York, New York  10017

                                   SCHEDULE II

                                                   SERIES 2006       SERIES 2010
NAME                                                  AMOUNT            AMOUNT
----                                               ------------      ------------
Barclays Capital Inc                               $ 73,000,000      $ 63,875,000
J.P. Morgan Securities Inc.                          73,000,000        63,875,000
Wells Fargo Brokerage Services, LLC                  27,000,000        23,625,000
Banc One Capital Markets, Inc.                       13,500,000        11,813,000
Credit Suisse First Boston LLC                       13,500,000        11,812,000
                                                   ------------      ------------
     Total                                         $200,000,000      $175,000,000
                                                   ============      ============

                                                                       EXHIBIT A


                       FORM OF OPINION OF GARY R. JOHNSON

RE: $200,000,000 PRINCIPAL AMOUNT OF 2.875% FIRST MORTGAGE BONDS, SERIES DUE AUGUST 1, 2006, AND $175,000,000 PRINCIPAL AMOUNT OF 4.750% FIRST MORTGAGE BONDS, SERIES DUE AUGUST 1, 2010, OF NORTHERN STATES POWER COMPANY, A MINNESOTA CORPORATION.

Gentlemen:

         For the purpose of rendering this opinion, I have examined the proceedings taken by Northern States Power Company, a Minnesota corporation, herein called the "Company," with respect to the issue and sale by the Company of $200,000,000 principal amount of 2.875% First Mortgage Bonds, Series due August 1, 2006, and $175,000,000 principal amount of 4.750% First Mortgage Bonds, Series due August 1, 2010, herein called the "Bonds". In connection therewith I have participated in the preparation of the proceedings for the issuance and sale of the Bonds including the Underwriting Agreement dated August 4, 2003 between you and the Company relating to your purchase of the Bonds, herein called the "Agreement", and have either participated in the preparation of or examined the Trust Indenture dated February 1, 1937, as previously amended, supplemented and restated, and the Supplemental Indenture dated as of August 1, 2003 creating the Bonds, all from the Company to BNY Midwest Trust Company, as successor Trustee (which Trust Indenture, as so amended, supplemented and restated, and Supplemental Indenture are herein collectively called the "Indenture"). I also have participated in the preparation of or examined the registration statement and any amendments thereto and the accompanying prospectuses and any supplements thereto, as filed under the Securities Act of 1933, as amended (the "Act"), with respect to the Bonds. Whenever the terms "Registration Statement", "Prospectus" or "Prospectus Supplement" are used herein, they shall have the respective meanings set forth in the Agreement and shall include, as provided in the Agreement, the documents incorporated by reference therein. My examination has extended to all statutes, records, instruments, and documents which I have deemed necessary to examine for the purposes of this opinion.

         I am of the opinion that:

                  1. The Company has been duly incorporated and is a legally existing corporation under the laws of the State of Minnesota; has corporate power, right and authority to do business and to own property in the states of Minnesota, North Dakota and South Dakota in the manner and as set forth in the Prospectus; has corporate power, right and authority to own securities of its subsidiaries; is qualified to do business as a foreign corporation under the laws of the states of North Dakota and South Dakota; and has corporate power, right and authority to make the Indenture and issue and sell the Bonds;

                  2. The authorized capital stock of the Company is as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable;

                  3. The Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, except to the extent that the provisions for indemnities may be held to be unenforceable as against public policy;

                  4. The Indenture has been duly authorized, executed and delivered by the Company and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the provisions of the United States Bankruptcy Code may affect the validity of the lien thereof with respect to proceeds, products, rents, issues or profits realized, and additional property acquired, after the commencement of a case under said Code, and except as enforcement of the provisions of the Indenture may be limited by the laws of the States of Minnesota, North Dakota and South Dakota (where property covered thereby is located) affecting the remedies for the enforcement of the security provided for in the Indenture (which state laws do not in my opinion make such remedies inadequate for the realization of the benefits of such security) or except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relative to or affecting creditors' rights or remedies according to general equity principles whether such principles are considered in law or in equity;

                  5. The issuance of the Bonds in accordance with the terms of the Indenture and the sale and delivery thereof pursuant to the provisions of the Agreement have been duly authorized by the Company; the statements made under the captions "Description of the First Mortgage Bonds" in the Prospectus and "Supplemental Description of the First Mortgage Bonds" in the Prospectus Supplement, insofar as they purport to summarize provisions of documents specifically referred to therein, fairly present the information called for with respect thereto by Form S-3; the Bonds have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Agreement, will constitute valid and legally binding obligations of the Company enforceable (subject to the qualifications expressed in paragraph 4 above with respect to the validity and enforceability of certain of the provisions of the Indenture) against the Company in accordance with their terms and entitled to the benefits of the Indenture;

                  6. The statements under the captions "Description of the First Mortgage Bonds" in the Prospectus and "Supplemental Description of the First Mortgage Bonds" in the Prospectus Supplement, insofar as they purport to summarize provisions of the documents specifically referred to therein, are accurate in all material respects;

                  7. Neither the execution and the delivery of the Indenture or the Agreement, the consummation of the transactions contemplated thereby and the fulfillment of the terms thereof, the issuance and delivery of the Bonds nor compliance by the Company with all the terms and provisions of the Indenture and the Agreement will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument known to me to which the Company is a party or in which the Company has a beneficial interest or by which it is bound or to which any of its property or assets is subject, or the Articles of Incorporation, as amended, or by-laws of the Company or, to the best of my knowledge, any law, statute, order, rule or regulation applicable to the Company of any court or of any Federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or its property;

                  8. The Registration Statement has become effective under the Act. The Prospectus Supplement (as defined in the Agreement) has been filed pursuant to Rule 424(b) under the Act, and no proceedings for a stop order have been instituted or to my knowledge are pending or threatened under Section 8(d) of the Act; the Minnesota Public Utilities Commission has issued its order approving the Company's capital structure which order authorizes the issuance of the Bonds; the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); and no further approval of, authorization, consent, certificate or order of any governmental body, federal, state or other, is required in connection with the issuance and sale of the Bonds by the Company as provided in the Agreement and the Prospectus, except as may be required by state securities laws;

                  9. The Registration Statement, as of its effective date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act, the rules and regulations thereunder, the Trust Indenture Act and the rules and regulations thereunder and the documents incorporated by reference in the Registration Statement or the Prospectus complied as to form when filed in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, except that in each case no opinion is expressed with respect to the financial statements and supporting schedules included or incorporated by reference therein;

                  10. I do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

                  11. The Indenture is in proper form, conforming to the laws of the States of Minnesota, North Dakota and South Dakota, to give and create the lien which it purports to create and has been and now is duly and properly recorded or filed in all places necessary to effectuate the lien of the Indenture;

                  12. The Company has good and valid title to all real and fixed property and leasehold rights described or enumerated in the Indenture (except such properties as have been released from the lien thereof in accordance with the terms thereof), and good and marketable title to all personal property owned by it, subject only to:
         (a) taxes and assessments not yet delinquent; (b) the lien of the Indenture; (c) as to parts of the Company's property, certain easements, conditions, restrictions, leases, and similar encumbrances which do not affect the Company's use of the property in the usual course of business, certain minor defects in titles which are not material, defects in titles to certain properties which are not essential to the Company's business; and mechanic's lien claims being contested or not of record or for the satisfaction or discharge of which adequate provisions have been made by the Company pursuant to the Indenture;

                  13. The Bonds are secured by and entitled to the benefits of the Indenture equally and ratably, except as to sinking fund provisions, with all other bonds duly issued and outstanding under the Indenture by a valid and direct first mortgage lien of the Indenture on all of the real and fixed properties, leasehold rights, franchises, and permits now owned by the Company, subject only to the items set forth in the preceding paragraph 12 of this opinion;

                  14. The Bonds also are secured equally and ratably, except as to sinking fund provisions, with all other bonds duly issued and outstanding under the Indenture by a valid and direct first mortgage lien (subject to permitted liens as defined in the Indenture) on all real and fixed property hereinafter acquired by the Company in conformity with the terms of the Indenture, except as the United States Bankruptcy Code may affect the validity of the lien of such Indenture on property acquired after the commencement of a case under said Code, except as to the prior lien of the Trustee under the Indenture in certain events specified therein, and except as otherwise provided in the Indenture in the case of consolidation, merger, or transfer of all the mortgaged and pledged property as an entirety;

                  15. The Company has all necessary power under statutory provisions, franchises (which expire at various dates), or permits to serve the customers in the jurisdictions where it provided electric and gas services, except in certain instances that are not material to the Company; and

                  16. All statements contained in the Registration Statement, the Prospectus and the Prospectus Supplement under the captions "Description of the First Mortgage Bonds" and "Supplemental Description of the First Mortgage Bonds" purporting to set forth the opinion of counsel or purporting to be based upon the opinion of counsel correctly set forth my opinion on said respective matters.

         These opinions do not cover titles to easements for water flowage purposes or rights of way for electric and as transmission and distribution facilities, steam mains, and telephone lines. However, the Company has the power of eminent domain in the states in which it operates.

         In the course of my participation in the preparation of the Registration Statement and Prospectus I made investigations as to the accuracy of certain of the statements of fact contained therein, I discussed other matters with officers, employees, and representatives of the Company, and I examined various corporate records and data. While I do not pass upon or assume responsibility for, and shall not be deemed to have independently verified, the accuracy and completeness of the statements contained in the Registration Statement or Prospectus (except as to matters set forth in paragraphs 6, 10 and 16 above) nothing has come to my attention that would lead me to believe that the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date of the Agreement or at the date hereof contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In giving my opinion under paragraph 12 above, I have relied upon examinations of abstracts of titles to properties of the Company, said abstracts bearing various dates, and nothing has come to my attention which would lead me to believe that anything has occurred since the dates of the abstracts which would adversely affect the titles shown on the abstracts.

         In giving opinions in paragraph 11 as to conformity to the laws of States other than Minnesota and as to the franchises and titles to property of the Company, I have in certain instances relied upon the opinion of other counsel employed or retained by the Company to render opinions in respect thereto.

                                             Respectfully submitted,



                                           By
                                              --------------------------------
                                              Gary R. Johnson
                                              Vice President and General Counsel
                                              Northern States Power Company

                                                                       EXHIBIT B


                              OPINIONS OF JONES DAY

         1. The Company is validly existing and in good standing under the laws of the State of Minnesota.

         2. The statements made in the Prospectus and Prospectus Supplement under the captions "Description of the First Mortgage Bonds" and "Supplemental Description of the First Mortgage Bonds" (other than those statements under the heading "Security for the First Mortgage Bonds", as to which we express no opinion) insofar as they purport to constitute summaries of certain terms of the documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

         3. The Registration Statement has become effective under the Act. The Prospectus Supplement (as defined in the Agreement) has been filed pursuant to Rule 424(b) under the Act, and no proceedings for a stop order have been instituted or to the knowledge of such counsel are pending or threatened under
Section 8(d) of the Act; the Indenture has been duly qualified under the Trust Indenture Act; and, assuming the Minnesota Public Utilities Commission has issued its order approving the Company's capital structure which order authorizes the issuance of the Bonds, no further approval of, authorization, consent, certificate or order of any federal governmental body is required in connection with the issuance and sale of the Bonds by the Company to you as provided in the Agreement, except as may be required by state securities laws.

         4. The Registration Statement, as of its effective date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act, the rules and regulations thereunder, the Trust Indenture Act and the rules and regulations thereunder and the documents incorporated by reference in the Registration Statement or the Prospectus complied as to form when filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder, except that in each case no opinion is expressed with respect to the financial statements and supporting schedules included or incorporated by reference therein.

         5. The Company is not and, after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America and the laws of the State of New York. Such counsel may state that it does not pass upon legal matters regarding, and that it expresses no opinion as to, title to the properties of the Company, franchises and permits of the Company, the description of such properties in the Indenture, the validity, nature and extent of the lien of the Indenture, the absence of liens and encumbrances prior to the lien of the Indenture or the recordation or filing of the Indenture, as to which such counsel may state its understanding that the Underwriters are relying upon the aforesaid opinion of Gary R. Johnson.

         Such counsel shall also state that:

         Such counsel has not independently verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness, except and to the extent as set forth in paragraph 2 above, of the information included in the Prospectus. Such counsel has participated in the preparation of the Registration Statement and the Prospectus. From time to time in connection therewith such counsel has had discussions with officers, directors and employees of the Company and Xcel Energy Inc., a Minnesota corporation and the parent company of the Company, with representatives of Deloitte & Touche LLP, the independent accountants who examined certain of the financial statements of the Company, and with the Underwriters and counsel to the Underwriters. Based upon such counsel's participation and discussions described above, such counsel has no reason to believe that the Registration Statement, including the documents incorporated therein, as of its effective date, included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, or the Prospectus, including the documents incorporated therein, as of its date and the date hereof, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel expresses no view as to (i) the financial statements, financial schedules and other financial data included or incorporated by reference in the Registration Statement or Prospectus and (ii) the information referred to under the caption "Experts" as having been included or incorporated by reference in the Prospectus and covered by the report of Deloitte & Touche LLP). Such counsel may also state that it has been unable to have any conversations with the Company's former accountants, Arthur Andersen LLP, in connection with the offering.



                                       2